UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
CODEXIS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.
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EXPLANATORY NOTE

On April 27, 2020, Codexis, Inc. (the “Company”) filed its Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) for the Company’s 2020 Annual Meeting of Stockholders with the Securities and Exchange Commission. The Proxy Statement was filed in connection with the Company’s 2020 Annual Meeting of Shareholders to be held on June 16, 2020 (the “Annual Meeting”). This proxy statement supplement to the Proxy Statement is being filed to provide additional information resulting from events that occurred subsequent to the distribution of the Proxy Statement for the Annual Meeting.

CODEXIS, INC.
200 Penobscot Drive
Redwood City, CA 94063

PROXY STATEMENT SUPPLEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, JUNE 16, 2020
This proxy statement supplement supplements and amends the original definitive proxy statement of Codexis, Inc. (the “Company”), dated April 27, 2020 (the “Proxy Statement”) for the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to provide additional information resulting from events that occurred subsequent to the distribution of the Proxy Statement for the Annual Meeting.
On May 26, 2020, Sierra Oncology, Inc. (“Sierra”), a publicly-traded drug development company, announced the appointment of Stephen Dilly, MBBS, Ph.D. as Sierra’s President, Chief Executive Officer and a member of Sierra’s board of directors, effective June 1, 2020. As disclosed in the Proxy Statement, Dr. Dilly has been nominated for election at the Annual Meeting to join the Company’s board of directors as a Class I director.
Other than the addition of the above to Dr. Dilly’s biographical information, no other changes have been made to the Proxy Statement and it continues to be in full force and effect as originally filed.